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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement, of Sunderland Corporation (f/k/a Sunderland Acquisition Corporation) our report for the period from June 2, 1998 (inception) to December 31, 1998 dated February 16, 1999 (except for Note 4 as to which the date is September 9, 1999 (relating to the financial statements of Sunderland Acquisition Corporation which appear in such Form SB-2.


                                            WEINBERG & COMPANY PA
                                            Certified Public Accountants


Boca Raton, Florida
September 23, 1999